Yum!

KFC™

Pizza Hut®

TACO BELL®

Habit® BURGER & GRILL

NEWS

Yum! Brands Reports Second-Quarter Results
KFC International Unit Growth 7% and Taco Bell Same-Store Sales Growth 4%;
Over $9 Billion Digital System Sales with Record 57% Digital Sales Mix

Louisville, KY (August 5, 2025) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the second quarter ending June 30, 2025. Second-quarter GAAP EPS was $1.33 and second-quarter EPS excluding Special Items was $1.44, a 7% increase year-over-year.

DAVID GIBBS COMMENTS
David Gibbs, CEO, said "Our second-quarter results are a testament to the power of our bold food innovation, digital transformation, and the strength of our iconic brands. Taco Bell U.S. meaningfully outpaced the category with 4% same-store sales growth, and KFC International opened 565 gross new units. I am confident that with our strong development across the system, improving value propositions, and exciting new uses of our proprietary, integrated tech stack, Yum! is well positioned to win in an ever-changing consumer landscape. As I reflect on my incredible 36-year journey with Yum!, it’s been a joy to bring our iconic brands to consumers around the world in collaboration with our world-class franchise partners and team members. Yum! is in an enviable position with the very best talent and leaders in this industry at the helm of our global brands. I couldn’t be more confident passing the torch to Chris Turner, whose deep understanding of our business and bold vision will continue to propel Yum! forward."

RECENT STRATEGIC ANNOUNCEMENTS
•On June 17th, we announced that the Board of Directors unanimously elected Chris Turner to succeed David Gibbs as Chief Executive Officer, effective October 1, 2025. David will serve as an adviser to the Company until the end of 2026 to ensure a seamless transition. Chris has served as Chief Financial Officer since 2019 and expanded his role to include Chief Franchise Officer in 2024. During his time at Yum!, Chris has been instrumental in driving bold actions including transforming the digital and technology organization, launching Byte by Yum!, centralizing Yum!'s global supply chain, and driving ideation for new, bold concepts within our portfolio.
•On June 26th, Taco Bell announced plans to scale its innovative beverage concept Live Más Café to 30 locations by the end of 2025. The concept offers over 30 signature beverages, from Churro Chillers and specialty coffees to Refrescas and Dirty Mountain Dew® Baja Blast® Dream Sodas. This launch is part of the brand’s long-term beverage strategy to reach $5 billion in beverage sales by 2030.

SECOND-QUARTER HIGHLIGHTS
•Worldwide system sales grew 4%, excluding foreign currency translation, led by Taco Bell at 6% and KFC at 5%.
•Unit count increased 3% including 871 gross new units in the quarter.
•Robust digital system sales exceeding $9 billion, with record digital mix of approximately 57%.
•Foreign currency translation favorably impacted divisional operating profit by $4 million.

Reported Results	% Change
	System Sales Ex F/X	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit[1]
KFC Division	+5	+2	+5	+9	+8
Taco Bell Division	+6	+4	+2	+5	+5
Pizza Hut Division	(1)	(1)	Even	(15)	(15)
Worldwide	+4	+2	+3	+2	+2

	Second-Quarter			Year-to-Date
	2025	2024	% Change	2025	2024	% Change
GAAP EPS	$1.33	$1.28	+4	$2.23	$2.38	(6)
Less Special Items EPS[1]	$(0.11)	$(0.07)	NM	$(0.51)	$(0.12)	NM
EPS Excluding Special Items	$1.44	$1.35	+7	$2.74	$2.50	+10

1 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Core Operating Profit and Special Items.

All comparisons are versus the same period a year ago.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.

Digital system sales includes all transactions at system restaurants where consumers utilize ordering interaction that is primarily facilitated by automated technology.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

KFC DIVISION

	Second-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2025	2024	Reported	Ex F/X	2025	2024	Reported	Ex F/X
Restaurants	32,369	30,689	+5	N/A	32,369	30,689	+5	N/A
System Sales ($MM)	8,721	8,226	+6	+5	17,061	16,354	+4	+5
Same-Store Sales Growth (%)	+2	(3)	NM	NM	+2	(3)	NM	NM
Franchise and Property Revenues ($MM)	437	405	+8	+7	844	802	+5	+6
Operating Profit ($MM)	365	334	+9	+8	697	647	+8	+8
Operating Margin (%)	43.0	46.6	(3.6)	(3.3)	42.9	48.0	(5.1)	(4.7)

	Second-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+7	(8)	+7	(5)
Same-Store Sales Growth	+3	(5)	+3	(3)

•KFC Division opened 566 gross new restaurants across 58 countries.
•Company-owned restaurant margins were 12.1%, up slightly year-over-year.
•Foreign currency translation favorably impacted operating profit by $4 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Second-Quarter (% Change)	Year-to-Date (% Change)
China	27%	+5	+4
United States	14%	(8)	(5)
Europe	12%	+7	+7
Asia	11%	+10	+9
Latin America	8%	+10	+10
Australia	7%	+3	+2
United Kingdom	6%	+5	+5
Middle East / Turkey / North Africa	6%	+10	+10
Africa	5%	+11	+11
Canada	2%	+9	+10
India	2%	+10	+9
1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2024.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

TACO BELL DIVISION

	Second-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2025	2024	Reported	Ex F/X	2025	2024	Reported	Ex F/X
Restaurants	8,756	8,565	+2	N/A	8,756	8,565	+2	N/A
System Sales ($MM)	4,275	4,017	+6	+6	8,255	7,614	+8	+8
Same-Store Sales Growth (%)	+4	+5	NM	NM	+6	+3	NM	NM
Franchise and Property Revenues ($MM)	248	234	+6	+6	482	444	+9	+9
Operating Profit ($MM)	262	250	+5	+5	502	458	+10	+10
Operating Margin (%)	36.8	37.5	(0.7)	(0.7)	36.7	36.3	0.4	0.5

•Taco Bell Division opened 50 gross new restaurants across 10 countries.
•Taco Bell U.S. system sales grew 6% and Taco Bell International system sales excluding foreign currency translation, grew 11%.
•Taco Bell U.S. and Taco Bell International same-store sales both grew 4%.
•Taco Bell U.S. company-owned restaurant margins were 24.5%, a 110 basis point decrease year-over-year.

PIZZA HUT DIVISION

	Second-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2025	2024	Reported	Ex F/X	2025	2024	Reported	Ex F/X
Restaurants	19,768	19,864	Even	N/A	19,768	19,864	Even	N/A
System Sales ($MM)	3,116	3,140	(1)	(1)	6,144	6,307	(3)	(2)
Same-Store Sales Growth (%)	(1)	(3)	NM	NM	(1)	(5)	NM	NM
Franchise and Property Revenues ($MM)	147	148	(1)	(1)	290	296	(2)	(2)
Operating Profit ($MM)	80	94	(15)	(15)	155	187	(17)	(17)
Operating Margin (%)	33.5	39.3	(5.8)	(5.7)	32.9	39.2	(6.3)	(6.1)

	Second-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+2	(6)	+1	(7)
Same-Store Sales Growth	+2	(5)	+1	(5)

•Pizza Hut Division opened 254 gross new restaurants across 32 countries.
•Pizza Hut Division operating profit growth was negatively impacted in the quarter by 3 percentage points due to timing of technology spending within Franchise advertising and other services expense, 2 percentage points due to expense associated with three franchise entities that are transitioning to new ownership and 2 percentage points due to expenses associated with our bi-annual Global Franchise Convention.
•Foreign currency translation had a negligible impact on operating profit.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		Second-Quarter (% Change)	Year-to-Date (% Change)
United States	42%	(6)	(7)
China	18%	+1	Even
Asia	13%	+7	+5
Europe	11%	Even	(2)
Latin America	7%	Even	(3)
Middle East / Africa	4%	+9	+11
Canada	3%	Even	+3
India	2%	+2	+5

HABIT BURGER & GRILL DIVISION

•Habit Burger & Grill Division opened 1 gross new restaurant.
•Habit Burger & Grill Division system sales declined 1% with same-store sales declining 4%.

OTHER ITEMS
•See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Special Items by financial statement line item including the impact of Special Items on General and administrative expenses.
•Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the second-quarter Form 10-Q.

LONG-TERM GROWTH ALGORITHM
•The Company targets the following long-term financial performance metrics, first announced in 2022, that it believes it can achieve over an extended period of time, on average:
•5% Unit Growth
•7% System Sales Growth, excluding F/X and 53rd week; and
•At least 8% Core Operating Profit Growth, excluding F/X and 53rd week3

1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2024.
3At this time, we are unable to forecast any Special Items or any impact from changes in F/X rates, and therefore cannot provide an estimate of Operating Profit Growth on a GAAP basis.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time August 5, 2025. The number is 404/975-4839 for U.S. callers, 833/950-0062 for Canada callers, and +1/404-975-4839 for international callers, conference ID 362231.

The call will be available for playback beginning at 10:00 a.m. Eastern Time August 5, 2025 through August 12, 2025. To access the playback, dial 866/813-9403 in the U.S., 226/828-7578 in Canada, and +1/929-458-6194 internationally, conference ID 252965.

The webcast and the playback can be accessed by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q2 2025 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter-end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included in our Condensed Consolidated Summary of Results.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food- or beverage-borne illness concerns; adverse impacts of health epidemics, deterioration in public health conditions or the occurrence of other catastrophic or unforeseen events; the success and financial stability of our concepts’ franchisees, particularly in light of challenging macroeconomic conditions; the success of our development strategy; anticipated benefits from past or potential future acquisitions, investments, other strategic transactions or initiatives, or our portfolio business model; our significant exposure to the Chinese market; our global operations and related exposure to geopolitical instability, including as a result of the Middle East conflict as well as the expansion or threatened expansion of restrictive trade policies which could also impact sentiment for U.S. brands; foreign currency risks and foreign exchange controls; our ability to protect the integrity or availability of IT systems or the security of confidential information and other cybersecurity risks; compliance with data privacy and data protection legal requirements and reporting obligations; our ability to successfully and securely implement technology initiatives, including utilization of artificial intelligence; our increasing dependence on digital commerce platforms; the impact of social media; our ability to protect our trademarks or other intellectual property; shortages or interruptions in the availability and the delivery of food, equipment and other supplies; the loss of key personnel or failure to successfully transition senior management, labor shortages and increased labor costs, including as a result of state and local legislation related to wages and working conditions; changes in food prices and other operating costs; our corporate reputation, the value and perception of our brands and changes in consumer preferences such as wellness trends; evolving expectations and requirements with respect to social and environmental sustainability matters; adverse effects of severe weather and climate change; pending or future litigation and legal claims or proceedings; changes in, or noncompliance with, legal requirements; tax matters, including changes in tax rates or laws, impositions of new taxes, tax implications of our restructurings, or disagreements with taxing authorities; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures and elevated interest rates; competition within the retail food industry; and risks relating to our level of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Yum! Brands, Inc., based in Louisville, Kentucky, and its subsidiaries franchise or operate a system of over 61,000 restaurants in more than 155 countries and territories under the company’s concepts – KFC, Taco Bell, Pizza Hut and Habit Burger & Grill. The Company's KFC, Taco Bell and Pizza Hut brands are global leaders of the chicken, Mexican-inspired food and pizza categories, respectively. Habit Burger & Grill is a fast casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. In 2024, Yum! was named to the Dow Jones Sustainability Index North America and 3BL’s list of 100 Best Corporate Citizens. In 2025, the Company was recognized among TIME magazine’s list of Best Companies for Future Leaders. In addition, KFC, Taco Bell and Pizza Hut led Entrepreneur's Top Global Franchises 2024 list and were ranked in the first 25 of Entrepreneur’s 2025 Franchise 500, with Taco Bell securing the No. 1 spot in North America for the fifth consecutive year.

Analysts are invited to contact:
Matt Morris, Head of Investor Relations at 888/298-6986
Members of the media are invited to contact:
Lori Eberenz, Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/25	6/30/24	B/(W)	6/30/25	6/30/24	B/(W)
Revenues
Company sales	$669	$572	17	$1,277	$1,046	22
Franchise and property revenues	835	789	6	1,620	1,546	5
Franchise contributions for advertising and other services	428	402	6	823	769	7
Total revenues	1,933	1,763	10	3,720	3,361	11

Costs and Expenses, Net
Company restaurant expenses	560	470	(19)	1,081	870	(24)
General and administrative expenses	302	281	(8)	604	567	(6)
Franchise and property expenses	39	23	(73)	73	54	(36)
Franchise advertising and other services expense	428	401	(7)	824	768	(7)
Refranchising (gain) loss	(11)	(14)	(21)	(16)	(19)	(14)
Other (income) expense	(7)	(5)	NM	(15)	(6)	NM
Total costs and expenses, net	1,311	1,156	(13)	2,550	2,234	(14)

Operating Profit	622	607	2	1,170	1,127	4
Investment (income) expense, net	—	—	NM	(1)	22	NM
Other pension (income) expense	(1)	(1)	(40)	(1)	(3)	(62)
Interest expense, net	123	121	(1)	243	238	(2)
Income before income taxes	499	487	3	929	870	7
Income tax provision	125	120	(4)	301	189	(59)
Net Income	$374	$367	2	$628	$681	(8)

Basic EPS
EPS	$1.34	$1.30	3	$2.25	$2.41	(7)
Average shares outstanding	279	282	1	279	282	1

Diluted EPS
EPS	$1.33	$1.28	4	$2.23	$2.38	(6)
Average shares outstanding	281	286	2	282	286	1

Dividends declared per common share	$0.71	$0.67		$1.42	$1.34

See accompanying notes.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/25	6/30/24	B/(W)	6/30/25	6/30/24	B/(W)

Company sales	$245	$163	51	$461	$268	72
Franchise and property revenues	437	405	8	844	802	5
Franchise contributions for advertising and other services	167	149	12	316	279	13
Total revenues	849	717	19	1,622	1,349	20

Company restaurant expenses	216	144	(50)	411	236	(75)
General and administrative expenses	86	84	(2)	166	167	Even
Franchise and property expenses	20	9	(133)	36	26	(39)
Franchise advertising and other services expense	162	147	(10)	311	276	(13)
Other (income) expense	—	(1)	NM	—	(3)	NM
Total costs and expenses, net	484	383	(27)	925	702	(32)
Operating Profit	$365	$334	9	$697	$647	8

Company restaurant margin %[1]	12.1%	11.9%	0.2 ppts.	10.8%	12.0%	(1.2) ppts.

Operating margin	43.0%	46.6%	(3.6) ppts.	42.9%	48.0%	(5.1) ppts.

See accompanying notes.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/25	6/30/24	B/(W)	6/30/25	6/30/24	B/(W)

Company sales	$287	$268	7	$550	$508	8
Franchise and property revenues	248	234	6	482	444	9
Franchise contributions for advertising and other services	176	164	7	336	312	8
Total revenues	711	666	7	1,368	1,264	8

Company restaurant expenses	217	199	(9)	421	385	(9)
General and administrative expenses	49	47	(6)	98	96	(2)
Franchise and property expenses	7	8	13	13	16	17
Franchise advertising and other services expense	176	163	(8)	333	310	(7)
Other (income) expense	—	(1)	NM	—	(1)	NM
Total costs and expenses, net	449	416	(8)	865	806	(7)
Operating Profit	$262	$250	5	$502	$458	10

Company restaurant margin %[1]	24.3%	25.6%	(1.3) ppts.	23.4%	24.2%	(0.8) ppts.

Operating margin	36.8%	37.5%	(0.7) ppts.	36.7%	36.3%	0.4 ppts.

See accompanying notes.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/25	6/30/24	B/(W)	6/30/25	6/30/24	B/(W)

Company sales	$7	$2	323	$10	$4	205
Franchise and property revenues	147	148	(1)	290	296	(2)
Franchise contributions for advertising and other services	85	89	(4)	169	177	(4)
Total revenues	239	239	Even	470	477	(1)

Company restaurant expenses	7	2	(341)	11	4	(224)
General and administrative expenses	54	50	(6)	109	102	(6)
Franchise and property expenses	10	5	(123)	21	10	(121)
Franchise advertising and other services expense	90	91	2	179	181	1
Other (income) expense	(3)	(3)	NM	(5)	(7)	NM
Total costs and expenses, net	159	145	(10)	315	290	(9)
Operating Profit	$80	$94	(15)	$155	$187	(17)

Company restaurant margin %[1]	(6.6)%	(2.2)%	(4.4) ppts.	(6.4)%	(0.1)%	(6.3) ppts.

Operating margin	33.5%	39.3%	(5.8) ppts.	32.9%	39.2%	(6.3) ppts.

See accompanying notes.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)
(unaudited)

	6/30/25	12/31/24
ASSETS
Current Assets
Cash and cash equivalents	$677	$616
Accounts and notes receivable, less allowance: $52 in 2025 and $74 in 2024	756	775
Prepaid expenses and other current assets	394	480
Total Current Assets	1,826	1,871

Property, plant and equipment, net of accumulated depreciation of $1,456 in 2025
and $1,384 in 2024	1,383	1,304
Goodwill	792	736
Intangible assets, net	454	416
Other assets	1,400	1,329
Deferred income taxes	1,061	1,071
Total Assets	$6,917	$6,727

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$1,223	$1,211
Income taxes payable	34	31
Short-term borrowings	971	27
Total Current Liabilities	2,229	1,269

Long-term debt	10,418	11,306
Other liabilities and deferred credits	1,951	1,800
Total Liabilities	14,597	14,375

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 278 shares issued in 2025 and 279 shares issued in 2024	—	—
Accumulated deficit	(7,361)	(7,256)
Accumulated other comprehensive loss	(319)	(392)
Total Shareholders' Deficit	(7,680)	(7,648)
Total Liabilities and Shareholders' Deficit	$6,917	$6,727
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date
	6/30/25	6/30/24
Cash Flows - Operating Activities
Net Income	$628	$681
Depreciation and amortization	89	76
Refranchising (gain) loss	(16)	(19)
Investment (income) expense, net	(1)	22
Deferred income taxes	12	12
Share-based compensation expense	37	38
Changes in accounts and notes receivable	34	15
Changes in prepaid expenses and other current assets	(47)	(36)
Changes in accounts payable and other current liabilities	(42)	(78)
Changes in income taxes payable	21	(46)
Other, net	135	40
Net Cash Provided by Operating Activities	850	705

Cash Flows - Investing Activities
Capital spending	(142)	(99)
Proceeds from sale of Devyani Investment	—	104
Acquisition of KFC U.K. and Ireland restaurants	—	(174)
Other restaurant acquisitions	(98)	—
Proceeds from refranchising of restaurants	32	30
Maturities (purchases) of Short term investments, net	91	(116)
Other, net	(13)	2
Net Cash Used in Investing Activities	(130)	(253)

Cash Flows - Financing Activities
Proceeds from long-term debt	—	237
Repayments of long-term debt	(12)	(463)
Revolving credit facilities, three months or less, net	50	175
Short-term borrowings by original maturity
More than three months - proceeds	20	—
More than three months - payments	(18)	—
Three months or less, net	—	—
Repurchase shares of Common Stock	(338)	(50)
Dividends paid on Common Stock	(395)	(377)
Other, net	(48)	(69)
Net Cash Used in Financing Activities	(741)	(547)
Effect of Exchange Rate on Cash and Cash Equivalents	31	(6)
Net Increase (Decrease) in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	11	(101)
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	807	724
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$818	$623

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);
•Effective Tax Rate excluding Special Items;
•Core Operating Profit. Core Operating Profit excludes Special Items and foreign currency translation (“F/X”) and we use Core Operating Profit for the purposes of evaluating performance internally;
•Net Income, excluding Special Items;
•Company restaurant profit and Company restaurant margin as a percentage of sales (as defined below).

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (a) - (e) in the accompanying notes.

Company restaurant profit is defined as Company sales less Company restaurant expenses, both of which appear on the face of our Condensed Consolidated Statements of Income. Company restaurant expenses include those expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, cost of restaurant-level labor, rent, depreciation and amortization of restaurant-level assets and advertising expenses incurred by and on behalf of that Company restaurant. Company restaurant margin as a percentage of sales ("Company restaurant margin %") is defined as Company restaurant profit divided by Company sales. We use Company restaurant profit for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe Company restaurant profit provides useful information to investors as to the profitability of our Company-owned restaurants. In calculating Company restaurant profit, the Company excludes revenues and expenses directly associated with our franchise operations as well as non-restaurant-level costs included in General and administrative expenses, some of which may support Company-owned restaurant operations. The Company also excludes restaurant-level asset impairment and closures expenses, which have historically not been significant, from the determination of Company restaurant profit as such expenses are not believed to be indicative of ongoing operations. Further, while we generally include depreciation and amortization of restaurant-level assets within Divisional Company restaurant expenses used to derive Divisional Company restaurant profit, we record amortization of reacquired franchise rights arising from acquisition accounting within Corporate and Unallocated Company restaurant expenses as such amortization is not believed to be indicative of ongoing Divisional results as well as to enhance the comparability of acquired stores' margins with those of existing restaurants for which reacquired franchise rights are not applicable. Company restaurant profit and Company restaurant margin % as presented may not be comparable to other similarly titled measures of other companies in the industry.

Certain non-GAAP measurements are presented excluding the impact of F/X. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended		Year to date
	6/30/25	6/30/24	6/30/25	6/30/24
Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$622	$607	$1,170	$1,127
Detail of Special Items:
Loss associated with market-wide refranchisings(a)	—	1	—	4
Charges associated with Resource Optimization(b)	14	25	32	46
Charges associated with Brand HQ Consolidation (c)	10	—	17	—
German acquisition and Turkey termination-related costs (d)	5	—	7	—
Special Items Expense - Operating Profit	28	26	55	50
Negative (Positive) Foreign Currency Impact on Division Operating Profit	(4)	N/A	7	N/A
Core Operating Profit	$646	$633	$1,232	$1,177

Special Items as shown above were recorded to the financial statement line items identified below.

	Quarter ended		Year to date
	6/30/25	6/30/24	6/30/25	6/30/24
Condensed Consolidated Summary of Results Line Item
Decrease in Franchise and property revenues	$—	$—	$1	$—
Increase in General and administrative expenses	28	25	56	46
Increase in Refranchising (gain) loss	—	1	—	4
Increase in Other income	—	—	(2)	—
Special Items Expense - Operating Profit	$28	$26	$55	$50

KFC Division
GAAP Operating Profit	$365	$334	$697	$647
Negative (Positive) Foreign Currency Impact	(4)	N/A	5	N/A
Core Operating Profit	$361	$334	$702	$647

Taco Bell Division
GAAP Operating Profit	$262	$250	$502	$458
Negative (Positive) Foreign Currency Impact	—	N/A	—	N/A
Core Operating Profit	$262	$250	$503	$458

Pizza Hut Division
GAAP Operating Profit	$80	$94	$155	$187
Negative (Positive) Foreign Currency Impact	—	N/A	1	N/A
Core Operating Profit	$80	$94	$156	$187

Habit Burger & Grill Division
GAAP Operating Profit (Loss)	$3	$2	$2	$(3)
Negative (Positive) Foreign Currency Impact	—	N/A	—	N/A
Core Operating Profit (Loss)	$3	$2	$2	$(3)

Reconciliation of GAAP Net Income to Net Income excluding Special Items
GAAP Net Income	$374	$367	$628	$681
Special Items Expense - Operating Profit	28	26	55	50
Special Items Tax Expense (Benefit)(e)	3	(7)	88	(17)
Net Income excluding Special Items	$405	$386	$771	$714

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$1.33	$1.28	$2.23	$2.38
Less Special Items Diluted EPS	(0.11)	(0.07)	(0.51)	(0.12)
Diluted EPS excluding Special Items	$1.44	$1.35	$2.74	$2.50

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	25.1%	24.7%	32.4%	21.8%
Impact on Tax Rate as a result of Special Items	1.9%	—%	10.8%	(0.6)%
Effective Tax Rate excluding Special Items	23.2%	24.7%	21.6%	22.4%

Reconciliation of GAAP Operating Profit to Company Restaurant Profit
	Quarter ended 6/30/2025
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$365	$262	$80	$3	$(88)	$622
Less:
Franchise and property revenues	437	248	147	3	—	835
Franchise contributions for advertising and other services	167	176	85	1	—	428
Add:
General and administrative expenses	86	49	54	13	99	302
Franchise and property expenses	20	7	10	1	—	39
Franchise advertising and other services expense	162	176	90	1	—	428
Refranchising (gain) loss	—	—	—	—	(11)	(11)
Other (income) expense	—	—	(3)	—	(4)	(7)
Company restaurant profit (loss)	$30	$70	$—	$14	$(4)	$109
Company sales	$245	$287	$7	$130	$—	$669
Company restaurant margin %	12.1%	24.3%	(6.6)%	10.7%	N/A	16.3%

	Quarter ended 6/30/2024
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$334	$250	$94	$2	$(73)	$607
Less:
Franchise and property revenues	405	234	148	2	—	789
Franchise contributions for advertising and other services	149	164	89	—	—	402
Add:
General and administrative expenses	84	47	50	14	86	281
Franchise and property expenses	9	8	5	1	—	23
Franchise advertising and other services expense	147	163	91	—	—	401
Refranchising (gain) loss	—	—	—	—	(14)	(14)
Other (income) expense	(1)	(1)	(3)	—	—	(5)
Company restaurant profit (loss)	$19	$69	$—	$15	$(1)	$102
Company sales	$163	$268	$2	$139	$—	$572
Company restaurant margin %	11.9%	25.6%	(2.2)%	10.7%	N/A	17.8%

	Year to Date 6/30/2025
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$697	$502	$155	$2	$(186)	$1,170
Less:
Franchise and property revenues	844	482	290	5	(1)	1,620
Franchise contributions for advertising and other services	316	336	169	1	—	823
Add:
General and administrative expenses	166	98	109	26	205	604
Franchise and property expenses	36	13	21	2	—	73
Franchise advertising and other services expense	311	333	179	1	—	824
Refranchising (gain) loss	—	—	—	—	(16)	(16)
Other (income) expense	—	—	(5)	—	(10)	(15)
Company restaurant profit (loss)	$50	$129	$(1)	$25	$(7)	$196
Company sales	$461	$550	$10	$255	$—	$1,277
Company restaurant margin %	10.8%	23.4%	(6.4)%	9.6%	N/A	15.3%

	Year to Date 6/30/2024
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$647	$458	$187	$(3)	$(162)	$1,127
Less:
Franchise and property revenues	802	444	296	4	—	1,546
Franchise contributions for advertising and other services	279	312	177	1	—	769
Add:
General and administrative expenses	167	96	102	27	175	567
Franchise and property expenses	26	16	10	2	—	54
Franchise advertising and other services expense	276	310	181	1	—	768
Refranchising (gain) loss	—	—	—	—	(19)	(19)
Other (income) expense	(3)	(1)	(7)	—	5	(6)
Company restaurant profit (loss)	$32	$123	$—	$22	$(1)	$176
Company sales	$268	$508	$4	$266	$—	$1,046
Company restaurant margin %	12.0%	24.2%	(0.1)%	8.2%	N/A	16.8%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter ended 6/30/2025	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$849	$711	$239	$134	$—	$1,933

Company restaurant expenses	216	217	7	116	4	560
General and administrative expenses	86	49	54	13	99	302
Franchise and property expenses	20	7	10	1	—	39
Franchise advertising and other services expense	162	176	90	1	—	428
Refranchising (gain) loss	—	—	—	—	(11)	(11)
Other (income) expense	—	—	(3)	—	(4)	(7)
Total costs and expenses, net	484	449	159	131	88	1,311
Operating Profit (Loss)	$365	$262	$80	$3	$(88)	$622

Quarter ended 6/30/2024	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$717	$666	$239	$141	$—	$1,763

Company restaurant expenses	144	199	2	124	1	470
General and administrative expenses	84	47	50	14	86	281
Franchise and property expenses	9	8	5	1	—	23
Franchise advertising and other services expense	147	163	91	—	—	401
Refranchising (gain) loss	—	—	—	—	(14)	(14)
Other (income) expense	(1)	(1)	(3)	—	—	(5)
Total costs and expenses, net	383	416	145	139	73	1,156
Operating Profit (Loss)	$334	$250	$94	$2	$(73)	$607

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 6/30/2025	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$1,622	$1,368	$470	$262	$(1)	$3,720

Company restaurant expenses	411	421	11	230	7	1,081
General and administrative expenses	166	98	109	26	205	604
Franchise and property expenses	36	13	21	2	—	73
Franchise advertising and other services expense	311	333	179	1	—	824
Refranchising (gain) loss	—	—	—	—	(16)	(16)
Other (income) expense	—	—	(5)	—	(10)	(15)
Total costs and expenses, net	925	865	315	260	184	2,550
Operating Profit (Loss)	$697	$502	$155	$2	$(186)	$1,170

Year to Date 6/30/2024	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$1,349	$1,264	$477	$271	$—	$3,361

Company restaurant expenses	236	385	4	244	1	870
General and administrative expenses	167	96	102	27	175	567
Franchise and property expenses	26	16	10	2	—	54
Franchise advertising and other services expense	276	310	181	1	—	768
Refranchising (gain) loss	—	—	—	—	(19)	(19)
Other (income) expense	(3)	(1)	(7)	—	5	(6)
Total costs and expenses, net	702	806	290	274	162	2,234
Operating Profit (Loss)	$647	$458	$187	$(3)	$(162)	$1,127

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

Amounts presented as of and for the quarters and years to date ended June 30, 2025 and 2024 are preliminary.

In the first quarter of 2025, the Company prospectively changed its basis of presentation to round financial figures in the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flow and as presented in the tabular presentations in these Notes to the nearest whole number in millions in all instances. As a result, some totals and percentages may not recompute based on rounded figures as presented within the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flow and these Notes. Previously, amounts were presented to ensure that all numbers herein recomputed, resulting in the presentation of certain figures inconsistent with their underlying rounding.

(a)Due to their size and volatility, we have reflected as Special Items those refranchising gains and losses that were recorded in connection with market-wide refranchisings.

(b)We recorded charges of $14 million and $32 million during the quarter and year to date ended June 30, 2025, respectively, and $25 million and $46 million during the quarter and year to date ended June 30, 2024, respectively, to General and administrative expenses related to a resource optimization program. Over the past several years, this program has allowed us to reallocate significant resources to accelerate our digital, technology and innovation capabilities to deliver a modern, world-class team member and customer experience and improve unit economics. During 2024, we expanded the program to identify further opportunities to optimize the Company’s spending and identify additional, critical areas in which to potentially reallocate resources, both with a goal to enable the acceleration of the Company’s growth rate. Costs incurred to date related to the program primarily include severance associated with positions that have been eliminated or relocated and consultant fees. Due to their scope and size, these charges have been reflected as Special Items.

(c)During the quarter and year to date ended June 30, 2025, we recorded charges of approximately $10 million and $17 million, respectively, to General and administrative expenses associated with our decision to designate two brand headquarters in the U.S., located in Plano, Texas and Irvine, California, to foster greater collaboration among brands and employees. This involved relocating the KFC U.S. corporate office to the KFC Global headquarters and requiring the majority of our U.S.-based remote employees to relocate to an appropriate headquarter office. Costs incurred to date primarily include severance for employees who have chosen not to relocate and consultant fees. Due to their scope and size, these charges have been reflected as Special Items.

(d)On January 8, 2025, we terminated our franchise agreements with franchisee IS Gida A.S. (IS Gida), the owner and operator of KFC and Pizza Hut restaurants in Turkey and a subsidiary of IS Holding A.S. (IS Holding), after failure by IS Gida to meet our standards. As a result, 283 KFC restaurants and 254 Pizza Hut restaurants in Turkey were closed during the first quarter of 2025. We also re-acquired the master franchise rights in Germany for KFC and Pizza Hut from the owner of IS Holding in December 2024. We recorded charges of $5 million and $7 million during the quarter and year to date ended June 30, 2025, respectively, to Corporate and unallocated General and administrative expenses consisting primarily of costs associated with re-acquiring the master franchise rights in Germany including severance. Consistent with prior charges related to the matter, these charges have been reflected as Special Items.

(e)The below table includes the detail of Special Items Tax Benefit:

	Quarter ended		Year to date
	6/30/25	6/30/24	6/30/25	6/30/24
Tax (Benefit) on Special Items Expense	$(7)	$(7)	$(14)	$(13)
Tax Expense - Foreign tax audit	10	—	102	—
Tax (Benefit) - Other Income tax impacts recorded as Special	—	—	—	(4)
Special Items Tax Expense (Benefit)	$3	$(7)	$88	$(17)

Tax Benefit on Special Items Expense was determined by assessing the tax impact of each individual component within Special Items based upon the nature of the item and jurisdictional tax law.

Tax Expense - Foreign tax audit in the quarter and year to date ended June 30, 2025 reflects a reserve, including the ongoing foreign exchange and inflationary adjustments, associated with a change in management's judgement around a Mexican subsidiary's ability to utilize losses to offset recapture gains triggered by a historical tax deconsolidation in Mexico.

Other Income tax impacts recorded as Special in the year to date ended June 30, 2024 include benefits related to the reversal of a reserve due to the favorable resolution of a tax audit in a foreign jurisdiction. Such reserve was established in prior years related to income tax liabilities originally recorded as a Special Item as part of an intercompany restructuring of intellectual property.